Finisar Announces Fourth Quarter and Fiscal 2012 Financial Results

SUNNYVALE, CA -- (Marketwire - June 11, 2012) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its fourth quarter and fiscal year ended April 30, 2012.

COMMENTARY

"In our just completed fiscal fourth quarter, our revenues were $239.9 million. Continued strength in datacom revenues were offset by lower telecom revenues. The lower telecom revenues were primarily the result of sluggish carrier capital expenditures and the full three month impact of annual price reductions for telecom products. We were pleased that our gross margin for the quarter exceeded our guidance, resulting in earnings per diluted share which was at the upper end of our guidance range," said Jerry Rawls, Finisar's executive Chairman of the Board.

"We continued to invest in research and development and make good progress on a number of new innovative products, including additional customer qualifications of our tunable XFP transceivers and design wins for our Flexgrid wavelength selective switches, ROADM linecards, 40G and 100G products," said Eitan Gertel, Finisar's Chief Executive Officer. "While the current level of carrier capital expenditures has muted the near term revenue impact of these new products, we believe that this progress has set a strong foundation for revenue growth in the second half of 2012 and beyond."

         FINANCIAL HIGHLIGHTS - FOURTH QUARTER ENDED April 30, 2012

Summary GAAP Results                             Fourth           Third
                                                 Quarter         Quarter
                                                  Ended           Ended
                                             April 30, 2012   Jan 29, 2012
                                             --------------  --------------
                                                (in thousands, except per
                                                     share amounts)
Continuing operations
Revenues                                     $      239,910  $      242,954
Gross margin                                           27.3%           29.3%
Operating expenses                           $       53,369  $       59,794
Operating income                             $       12,111  $       11,308
Operating margin                                        5.0%            4.7%
Income                                       $       13,162  $        8,909
Income per share-basic                       $         0.14  $         0.10
Income per share-diluted                     $         0.14  $         0.09

Basic shares                                         91,349          91,001
Diluted shares                                       94,780          94,032

Summary Non-GAAP Results (a)                     Fourth           Third
                                                 Quarter         Quarter
                                                  Ended           Ended
                                             April 30, 2012   Jan 29, 2012
                                             --------------  --------------
                                                (in thousands, except per
                                                     share amounts)
Continuing operations
Revenues                                     $      239,910  $      242,954
Gross margin                                           31.4%           31.8%
Operating expenses                           $       54,552  $       53,289
Operating income                             $       20,856  $       23,973
Operating margin                                        8.7%            9.9%
Income                                       $       20,234  $       21,878
Income per share-basic                       $         0.22  $         0.24
Income per share-diluted                     $         0.21  $         0.23

Basic shares                                         91,349          91,001
Diluted shares                                       98,528          97,781

(a)   In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading
      "Finisar Non-GAAP Financial Measures" below.

Operating Statement Highlights for the fourth quarter of fiscal 2012:

  Revenues decreased to $239.9 million, down $3.0 million, or 1.3%, from $243.0 million in the preceding quarter, as continued strength in sales of datacom products was offset by lower telecom product revenue primarily as the result of sluggish carrier capital expenditure levels and a full three month impact of annual price reductions for telecom products most of which, as in prior years, went into effect in January.

  Compared to the preceding quarter, the sale of products for datacom applications increased by $12.3 million, or 9.2%, and the sale of products for telecom applications decreased by $15.4 million, or (14.1)%.

  Gross margin was 27.3% on a GAAP basis and 31.4% on a non-GAAP basis, compared to 29.3% and 31.8% in the preceding quarter reflecting the impact of the annual price reductions for telecom products over the full quarter.

  GAAP operating income increased $0.8 million to $12.1 million, or 5.0% of revenues, compared to $11.3 million, or 4.7% of revenues in the preceding quarter.

  Non-GAAP operating income decreased $3.1 million to $20.9 million, or 8.7% of revenues, compared to $24.0 million, or 9.9% of revenues, in the preceding quarter, due to slightly lower revenue levels and slightly higher operating expenses due to higher employee benefit and payroll tax amounts associated with the beginning of the calendar year.

  Non-GAAP EBITDA decreased $1.1 million to $34.2 million, or 14.2% of revenues, compared to $35.2 million, or 14.5% of revenues in the preceding quarter.

Balance Sheet Highlights for the fourth quarter of fiscal 2012:

  Cash and cash equivalents totaled $234.5 million at the end of the fourth quarter, compared to $218.3 million at the end of the preceding quarter.

  At the end of the fourth quarter, Finisar had approximately $40.0 million in principal amount of convertible notes outstanding with a conversion price of $10.675 per share.

  At the end of the fourth quarter, our Ignis subsidiary also had outstanding debt equivalent to approximately $3.2 million, which is reflected in Finisar's consolidated balance sheet.

FINANCIAL HIGHLIGHTS - FISCAL YEAR ENDED APRIL 30, 2012
              Summary GAAP Results                Fiscal Year   Fiscal Year
                                                     Ended         Ended
                                                   April 30,     April 30,
                                                     2012          2011
                                                 ------------  ------------
                                                  (in thousands, except per
                                                       share amounts)
Continuing operations
Revenues                                         $    952,579  $    948,787
Gross margin                                             28.7%         32.9%
Operating expenses                               $    234,018  $    200,556
Operating income                                 $     39,326  $    111,716
Operating margin                                          4.1%         11.8%
Income                                           $     38,140  $     88,379
Income per share-basic                           $       0.42  $       1.10
Income (loss) per share-diluted                  $       0.40  $       1.00

Basic shares                                           90,823        80,582
Diluted shares                                         94,186        92,715

                Summary Non-GAAP                  Fiscal Year   Fiscal Year
                   Results (a)                       Ended         Ended
                                                   April 30,     April 30,
                                                     2012          2011
                                                 ------------  ------------
                                                  (in thousands, except per
                                                       share amounts)
Continuing operations
Revenues                                         $    952,579  $    948,787
Gross margin                                             31.9%         34.9%
Operating expenses                               $    214,100  $    183,294
Operating income                                 $     89,332  $    147,744
Operating margin                                          9.4%         15.6%
Income                                           $     83,177  $    138,748
Income per share-basic                           $       0.92  $       1.72
Income per share-diluted                         $       0.87  $       1.55

Basic shares                                           90,823        80,582
Diluted shares                                         97,935        92,715

Operating Statement Highlights for fiscal year 2012:

  Revenues increased to $952.6 million, up $3.8 million, or 0.4%, from $948.8 million in the preceding year.

  Compared to the preceding year, the sale of products for datacom applications increased by $59.0 million, or 12.3%, and the sale of products for telecom applications decreased by $55.2 million, or (11.7)%.

  Gross margin was 28.7% on a GAAP basis and 31.9% on a non-GAAP basis, compared to 32.9% and 34.8% in the preceding year. The decrease in gross margin primarily reflects a decline in average selling prices, partially offset by reduced material costs, as well as under-utilization of certain manufacturing facilities, and consolidation of the financial results of Ignis, whose products have an average gross margin lower than the overall corporate average gross margin.

  GAAP operating income decreased $72.4 million to $39.3 million, or 4.1% of revenues, compared to $111.7 million, or 11.8% of revenues in the preceding year. Decrease was the result of lower gross margin and an increase in operating expenses due to increases in employee related expenses, costs of materials associated with new product development, and the consolidation of financial results of Ignis.

  Non-GAAP operating income decreased $58.4 million to $89.3 million, or 9.4% of revenues, compared to $147.7 million, or 15.6% of revenues.

  Non-GAAP EBITDA decreased $48.2 million to $135.2 million, or 14.2% of revenues, compared to $183.4 million, or 19.3% of revenues in the preceding year.

OUTLOOK

The Company indicated that it currently expects revenues for the first quarter of fiscal 2013 to be in the range of $218 to $233 million; GAAP operating margin to in the range of approximately 0.5% to 2.0%; non-GAAP operating margin to be in the range of approximately 5.5% to 7.0% and non-GAAP earnings per diluted share to be in the range of approximately $0.11 to $0.15.

CONFERENCE CALL

Finisar will discuss its financial results for the fourth quarter and current business outlook during its regular quarterly conference call scheduled for Monday, June 11, 2012, at 2:00 pm PDT (5:00 pm EDT). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-888-740-6140 (domestic) or (913) 312-0825 (international) and enter conference ID 4874146.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 4874146 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; challenges related to the integration of the Ignis acquisition and realizing anticipated benefits of improved access to a supply of tunable lasers; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 28, 2011) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
                   (in thousands, except per share data)

                                                                    Three
                                                                   Months
                   Three Months Ended      Twelve Months Ended      Ended
                 ----------------------  ----------------------  ----------
                  April 30,   April 30,   April 30,   April 30,  January 29,
                    2012        2011        2012        2011        2012
                 ----------  ----------  ----------  ----------  ----------
                 (Unaudited) (Unaudited) (Unaudited)             (Unaudited)
                 ----------  ----------  ----------  ----------  ----------
Revenues         $  239,910  $  236,946  $  952,579  $  948,787  $  242,954
Cost of revenues    172,915     160,966     672,924     631,831     170,215
Amortization of
 acquired
 developed
 technology           1,515       1,071       6,311       4,684       1,637
                 ----------  ----------  ----------  ----------  ----------
Gross profit         65,480      74,909     273,344     312,272      71,102
Gross margin           27.3%       31.6%       28.7%       32.9%       29.3%
Operating
 expenses:
 Research and
  development        37,430      32,909     146,003     117,281      36,470
 Sales and
  marketing          10,114       9,025      40,424      36,165      10,599
 General and
  administrative      4,928      11,328      44,419      45,579      11,766
 Amortization of
  purchased
  intangibles           897         382       3,494       1,531         959
 Restructuring
  recoveries              -           -        (322)          -           -
                 ----------  ----------  ----------  ----------  ----------
  Total operating
   expenses          53,369      53,644     234,018     200,556      59,794
                 ----------  ----------  ----------  ----------  ----------
Income from
 operations          12,111      21,265      39,326     111,716      11,308
Interest income         662          91       1,073         530         151
Interest expense       (805)       (668)     (3,716)     (6,365)       (862)
Loss on debt
 extinguishment           -      (2,394)       (419)     (8,340)          -
Other income
 (expense), net        (266)     (1,311)      3,902      (4,715)       (355)
                 ----------  ----------  ----------  ----------  ----------
Income from
 continuing operations
 before income
 taxes and non-
 controlling
 interest            11,702      16,983      40,166      92,826      10,242
Provision for
 income taxes          (787)        631       2,005       4,447         875
                 ----------  ----------  ----------  ----------  ----------
Consolidated net
 income              12,489      16,352      38,161      88,379       9,367
Adjust for net
 income (loss)
 attributable to
 non-controlling
 interest               673           -         (21)          -        (458)
                 ----------  ----------  ----------  ----------  ----------
Net income
 attributable to
 Finisar
 Corporation         13,162      16,352      38,140      88,379       8,909
Loss from
 discontinued
 operations, net
 of taxes                 -           -           -        (284)          -
                 ----------  ----------  ----------  ----------  ----------
Net income       $   13,162  $   16,352  $   38,140  $   88,095  $    8,909
                 ==========  ==========  ==========  ==========  ==========

Income per share
 from continuing
 operations -
 basic           $     0.14  $     0.18  $     0.42  $     1.10  $     0.10
Income per share
 from continuing
 operations -
 diluted         $     0.14  $     0.17  $     0.40  $     1.00  $     0.09

Income per share
 from discontinued
 operations -
 basic           $        -  $        -  $        -  $    (0.00) $        -
Income per share
 from discontinued
 operations -
 diluted         $        -  $        -  $        -  $    (0.00) $        -

Shares used in
 computing net income
 per share from
 continuing
 operations -
 basic               91,349      89,584      90,823      80,582      91,001

Shares used in
 computing net income
 per share from
 continuing
 operations -
 diluted             94,780      97,837      94,186      92,715      94,032

Shares used in
 computing net income
 per share from
 discontinued
 operations -
 basic               91,349      89,584      90,823      80,582      91,001

Shares used in
 computing net income
 per share from
 discontinued
 operations -
 diluted             94,780      97,837      94,186      92,715      94,032

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (In thousands)

              April 30,   January 29,  October 30,    July 31,   April 30,
                 2012         2012         2011         2011        2011
             -----------  -----------  -----------  ----------- -----------
             (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)     Note
             -----------  -----------  -----------  ----------- -----------
   ASSETS
Current
 assets:
 Cash and cash
 equivalents $   234,544  $   218,321  $   228,040  $   238,052 $   314,765
 Accounts
  receivable,
  net            167,760      178,294      176,494      166,536     168,386
 Accounts
  receivable,
   other          21,004       17,839       11,558       12,788      12,733
 Inventories     218,432      225,533      214,940      208,567     187,617
 Prepaid
  expenses
  and other       25,482       22,402       19,120       16,029       9,906
             -----------  -----------  -----------  ----------- -----------
  Total
   current
   assets        667,222      662,389      650,152      641,972     693,407
Property,
 equipment
 and improvements,
  net            163,817      150,233      143,139      138,300     125,693
Purchased
 intangible
 assets, net      45,177       46,351       47,306       49,979      17,439
Goodwill          81,431       80,988       82,936       83,107           -
Minority
 investments         884       12,289       12,289       12,289      12,289
Equity
 method
 investments           -            -            -            -      31,142
Other assets      10,896       20,395       21,773       21,291       5,179
             -----------  -----------  -----------  ----------- -----------
  Total
   assets    $   969,427  $   972,645  $   957,595  $   946,938 $   885,149
             ===========  ===========  ===========  =========== ===========

 LIABILITIES AND
 STOCKHOLDER'S
    EQUITY
Current
 liabilities:
 Accounts
  payable    $    72,339  $    86,185  $    91,034  $    87,996 $    76,288
 Accrued
  compensation    27,090       24,667       24,410       17,494      24,525
 Other
  accrued
  liabilities     25,724       31,912       32,118       33,828      25,112
 Deferred
  revenue          8,970        8,342        7,909        9,762       8,064
 Current
  portion of
  long-term
  debt             3,150        4,281        4,281        7,547           -
             -----------  -----------  -----------  ----------- -----------
  Total current
   liabilities   137,273      155,387      159,752      156,627     133,989
Long-term
 liabilities:
 Convertible
  notes, net
  of current
  portion         40,015       40,015       40,015       40,015      40,015
 Long-term
  debt, net
  of current
  portion              -            -            -        2,329           -
 Other non-current
  liabilities     15,175       17,246       15,771       16,314      11,988
 Deferred tax
  liabilities      1,972        4,047        4,052        3,553           -
             -----------  -----------  -----------  ----------- -----------
  Total
   liabilities   194,435      216,695      219,590      218,838     185,992
Stockholders'
 equity:
 Common stock         91           91           91           91          90
 Additional
  paid-in
  capital      2,309,219    2,301,850    2,293,485    2,285,769   2,275,600
 Accumulated
  other
  comprehensive
  income          28,720       29,536       29,323       33,404      32,966
 Accumulated
  deficit     (1,571,359)  (1,584,521)  (1,593,430)  (1,599,357) (1,609,499)
             -----------  -----------  -----------  ----------- -----------
  Finisar
   Corporation
   stockholders'
   equity        766,671      746,956      729,469      719,907     699,157
 Non-controlling
    interest       8,321        8,994        8,536        8,193           -
             -----------  -----------  -----------  ----------- -----------
  Total
   stockholders'
   equity        774,992      755,950      738,005      728,100     699,157
             -----------  -----------  -----------  ----------- -----------
Total
 liabilities and
 stockholders'
   equity   $   969,427  $   972,645  $   957,595  $   946,938 $   885,149
             ===========  ===========  ===========  =========== ===========

Note - Balance sheet amounts as of April 30, 2011 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  The cost of covering employee and employer tax liabilities arising from the special investigation into our historical stock option granting practices (non-recurring cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges);
  Expense related to recent flooding in Thailand (non-recurring charges); and
  Reduction in force costs (non-recurring cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Acquisition related costs (non-recurring cash charges);
  Amortization of purchased intangibles (non-cash charges); and
  Restructuring costs and recoveries (non-recurring cash charges).

In calculating non-GAAP income from continuing operations and non-GAAP income from continuing operations per share in this release, we have also excluded the following items in applicable periods:

  Interest income on legal settlements and resolutions (non-recurring benefits)
  Amortization of discount on convertible debt and imputed interest expense (non-cash charges);
  Imputed interest expense related to restructuring (amortization of imputed interest expense associated with previously incurred restructuring costs);
  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges);
  Loss related to minority and equity method investments (non-cash charges);
  Debt extinguishment loss (non-recurring charges);
  Fair value re-measurement of equity investment (non-cash gain from re-measurement of value of prior investment in an investee); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

In calculating non-GAAP income (loss) per share in this release, we have included the shares issuable upon conversion of our outstanding convertible notes and excluded the interest expenses associated with such notes in such periods where such treatment is dilutive to non-GAAP income (loss) per share.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
                   (in thousands, except per share data)

                                                                     Three
                                                  Twelve Months     Months
                           Three Months Ended         Ended          Ended
                           ------------------  ------------------  --------
                             April     April     April     April    January
                           30, 2012  30, 2011  30, 2012  30, 2011  29, 2012
                           --------  --------  --------  --------  --------
                                              (Unaudited)
                           ------------------------------------------------
GAAP to non-GAAP
 reconciliation of gross
 profit:
Gross profit - GAAP        $ 65,480  $ 74,909  $273,344  $312,272  $ 71,102
Gross margin - GAAP            27.3%     31.6%     28.7%     32.9%     29.3%
Adjustments:
Cost of revenues
 Change in excess and
  obsolete inventory
  reserve                     5,027     3,737    10,370     9,306     1,732
 Amortization of acquired
  technology                  1,515     1,071     6,311     4,685     1,637
 Stock compensation           1,139     1,388     6,281     4,797     1,596
 Payroll taxes related to
  options investigation           -         -         -       (83)        -
 Acquisition method
  accounting adjustment
  for sale of acquired
  inventory                     963         -     4,998        11       952
 Flood-related expense        1,222         -     1,222         -         -
 Reduction in force costs        62         7       906        50       243
                           --------  --------  --------  --------  --------
  Total cost of revenue
   adjustments                9,928     6,203    30,088    18,766     6,160
Gross profit - non-GAAP      75,408    81,112   303,432   331,038    77,262
Gross margin - non-GAAP        31.4%     34.2%     31.9%     34.9%     31.8%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income - GAAP      12,111    21,265    39,326   111,716    11,308
Operating margin - GAAP         5.0%      9.0%      4.1%     11.8%      4.7%
Adjustments:
Total cost of revenue
 adjustments                  9,928     6,203    30,088    18,766     6,160
Research and development
 Reduction in force costs        35        21       801        51       693
 Stock compensation           2,288     2,162     9,123     6,509     2,200
 Payroll taxes related to
  options investigation           -         -         -      (118)        -
Sales and marketing
 Reduction in force costs        36        46        36       270         -
 Stock compensation             727       653     3,105     2,168       747
 Payroll taxes related to
  options investigation           -         -         -       (42)        -
General and administrative
 Reduction in force costs        41        15     1,055       136        51
 Stock compensation           1,768     1,421     7,467     5,057     1,746
 Payroll taxes related to
  options investigation           -         -         -       (73)        -
 Acquisition related costs        -       995     1,602       995       304
 Litigation settlements
  and resolutions and
  related costs              (7,422)      (94)   (7,515)      778      (185)
 Shareholder class action
  and derivative
  litigation costs              447         -     1,072         -       (10)
Amortization of purchased
 intangibles                    897       382     3,494     1,531       959
Restructuring recoveries          -         -      (322)        -         -
                           --------  --------  --------  --------  --------
  Total cost of revenue
   and operating expense
   adjustments                8,745    11,804    50,006    36,028    12,665
Operating income - non-
 GAAP                        20,856    33,069    89,332   147,744    23,973
Operating margin - non-
 GAAP                           8.7%     14.0%      9.4%     15.6%      9.9%

GAAP to non-GAAP
 reconciliation of income
 from continuing
 operations:
Income from continuing
 operations - GAAP           13,162    16,352    38,140    88,379     8,909
Total cost of revenue and
 operating expense
 adjustments                  8,745    11,804    50,006    36,028    12,665
Interest income from legal
 settlement                    (434)        -      (434)        -         -
Non-cash imputed interest
 expenses on convertible
 debt                             -         -         -       742         -
Imputed interest related
 to restructuring               133        73       805       147       206
Other income (expense),
 net
 Loss (gain) on sale of
  assets                          3      (144)       (4)       17      (229)
 Loss related to minority
  and equity method
  investments                     -       413       619       413         -
 Other miscellaneous
  expenses (income)            (424)        -       177       (61)      351
 Foreign exchange
  transaction loss (gain)       506       574       226     2,393       362
 Debt extinguishment loss         -     2,652       419     9,218         -
 Fair value remeasurement
  of equity investment           (3)        -    (5,432)        -         -
Provision for income taxes
 Income tax provision
  adjustments                (1,454)      389    (1,345)    1,472      (386)
                           --------  --------  --------  --------  --------
Total adjustments             7,072    15,761    45,037    50,369    12,969
                           --------  --------  --------  --------  --------
Income from continuing
 operations - non-GAAP       20,234    32,113    83,177   138,748    21,878
                           --------  --------  --------  --------  --------

GAAP to non-GAAP
 reconciliation of loss
 from discontinued
 operations:
Loss from discontinued
 operations - GAAP                -         -         -      (284)        -
                           --------  --------  --------  --------  --------
Loss from discontinued
 operations - non-GAAP            -         -         -      (284)        -
                           --------  --------  --------  --------  --------

GAAP to non-GAAP
 reconciliation of net
 income:
Net income - GAAP            13,162    16,352    38,140    88,095     8,909
 Total adjustments from
  continuing operations       7,072    15,761    45,037    50,369    12,969
 Total adjustments from
  discontinued operations         -         -         -         -         -
                           --------  --------  --------  --------  --------
Total adjustments             7,072    15,761    45,037    50,369    12,969
                           --------  --------  --------  --------  --------
Net income, non-GAAP       $ 20,234  $ 32,113  $ 83,177  $138,464  $ 21,878
                           ========  ========  ========  ========  ========

Non-GAAP income from
 continuing operations     $ 20,234  $ 32,113  $ 83,177  $138,748  $ 21,878
Add: interest expense for
 dilutive convertible
 notes                          539       560     2,156     4,595       539
                           --------  --------  --------  --------  --------
Non-GAAP adjusted income
 from continuing
 operations                $ 20,773  $ 32,673  $ 85,333  $143,343  $ 22,417
                           ========  ========  ========  ========  ========

Non-GAAP income per share
 from continuing
 operations - basic        $   0.22  $   0.36  $   0.92  $   1.72  $   0.24
Non-GAAP income per share
 from continuing
 operations - diluted      $   0.21  $   0.33  $   0.87  $   1.55  $   0.23

Shares used in computing
 non-GAAP net income per
 share from continuing
 operations - basic          91,349    89,584    90,823    80,582    91,001
Shares used in computing
 non-GAAP net income per
 share from continuing
 operations - diluted        98,528    97,837    97,935    92,715    97,781

Non-GAAP EBITDA -
 Continuing operations
Non-GAAP income from
 continuing operations     $ 20,234  $ 32,113  $ 83,177  $138,748  $ 21,878
Depreciation expense         12,583     9,922    45,561    35,694    11,388
Amortization                    227       208       851     1,050       208
Interest expense                444       504     2,272     4,946       505
Income tax expense              667       242     3,350     2,976     1,261
                           --------  --------  --------  --------  --------
Non-GAAP EBITDA -
 continuing operations     $ 34,155  $ 42,989  $135,211  $183,414  $ 35,240
                           --------  --------  --------  --------  --------

Non-GAAP EBITDA -
 Discontinued operations
Non-GAAP income from
 discontinuing operations         -         -         -      (284)        -
Depreciation expense              -         -         -         -         -
                           --------  --------  --------  --------  --------
Non-GAAP EBITDA -
 Discontinued operations   $      -  $      -  $      -  $   (284) $      -
                           --------  --------  --------  --------  --------

                           --------  --------  --------  --------  --------
Total Non-GAAP EBITDA      $ 34,155  $ 42,989  $135,211  $183,130  $ 35,240
                           ========  ========  ========  ========  ========

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Sr. Manager, Corporate Communications
408-542-4261